UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers.

On December 6, 2011, Aegerion Pharmaceuticals, Inc. (the “Company”) announced the appointment of Anne Marie Cook, age 50, as Senior Vice President, General Counsel, effective as of December 5, 2011. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Under the terms of an employment agreement dated December 1, 2011 (the “Agreement”), Ms. Cook will initially earn a base annual salary of $290,000. She will also be eligible for an annual target bonus of up to 30% of her annual salary, as determined by the Board of Directors and Ms. Cook’s manager in their sole discretion. Under the Agreement, a $60,000 signing bonus is payable to Ms. Cook, subject to certain terms and conditions allowing for repayment by Ms. Cook to the Company if she resigns without good reason or is terminated for cause within 12 months of her hire date.

Subject to the approval of the Board of Directors, Ms. Cook will be offered the option to purchase 115,000 shares of Company common stock as soon as practicable from the effective date of her hiring. This option award will have an exercise price equal to the fair market value of the common stock as determined by the Board of Directors or its Compensation Committee, and the award will be subject to vesting as outlined in the 2010 Stock Option and Incentive Plan and agreements thereunder (the “Equity Documents”): all 115,000 shares will vest in equal monthly installments over four years starting upon the date of the option grant. Assuming the option award is granted and accepted, the vesting of any unvested options shall fully accelerate if Ms. Cook is terminated without cause (as defined in the Agreement) within 18 months of a sale event (as defined in the Equity Documents).

From December 2008 until now, Ms. Cook was a partner at the law firm of Choate Hall & Stewart LLP in Boston, MA. From April 2007 to December 2008, she was a principal at Miller Canfield. Prior to her time with Miller Canfield, Ms. Cook was Senior Vice President, Business & Corporate Development, General Counsel & Secretary, at ViaCell, Inc. from 2005 to 2007. Prior to that, she served as Vice President, Chief Corporate Counsel at Biogen Idec, Inc.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release issued by the Registrant on December 6, 2011, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2011

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Marc D. Beer
Marc D. Beer
Chief Executive Officer